UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest reported)   Febuary 04, 2003
                                                    ------------------

                                Unitrend, Inc.
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            (Exact name of registrant as specified in its charter)

              Nevada             001-15777          34-341904923
          --------------      --------------       --------------
         (State or other       (Commission         (IRS Employer
         jurisdiction of       File Number)      Identification No.)
          incorporation


          4665 W. Bancroft St., Toledo, Ohio                  43615
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        (Address of principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code  419-536-2090
                                                           ------------

                                      N/A
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         (Former name or former address, if changed since last report)





ITEM 5. OTHER EVENTS.

On January 30, 2003, Unitrend, Inc. entered into a contract with New
Product Innovations, Inc. (NPI) to provide turnkey manufacturing of its Cablety(R) Wire Management product line. NPI is a joint venture between General Electric (GE) and Fitch Inc. NPI along with Fitch will complete product development, obtain any required agency approvals (UL, FCC, CE, CI, etc.), engage in product positioning, and manufacturing development. Upon completion of the manufacturing development process, NPI will utilize General Electric's "Global Network" to produce the Cablety and deliver completed units ready for sale and shipment. Full production is expected to begin in the second quarter of 2003. By contracting with NPI and utilizing the GE global network for its "out-source manufacturing", Unitrend takes advantage of it's partners' existing infrastructures and production capacities which are staffed by experienced and trained personnel.

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      UNITREND, INC.

Dated: February 04, 2003        By:   /S/  CONRAD A.H. JELINGER
                                      --------------------------------------
                                      Conrad A.H. Jelinger
                                      Chief Executive Officer, Interim Chief
                                      Financial Officer and President

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